EX-32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of SunSi Energies Inc. for the quarter ended August 31, 2010 (“Report”), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of SunSi Energies Inc.

Date:      October 12, 2010

By:	/s/ Michel Laporte	By:	/s/ David Natan
Name:	Michel Laporte	Name:	David Natan
Title:	Principal Executive Officer	Title:	Principal Financial Officer